Proxy Voting Results

A special meeting of the funds' shareholders was held on March 24, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	9,314,364,721.61	70.523
Against	2,486,143,584.96	18.823
Abstain	489,189,430.66	3.704
Broker Non-Votes	917,940,491.14	6.950
TOTAL	13,207,638,228.37	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	12,369,521,674.13	93.654
Withheld	838,116,554.24	6.346
TOTAL	13,207,638,228.37	100.000
Ralph F. Cox
Affirmative	12,353,429,984.36	93.532
Withheld	854,208,244.01	6.468
TOTAL	13,207,638,228.37	100.000
Laura B. Cronin
Affirmative	12,360,172,516.31	93.584
Withheld	847,465,712.06	6.416
TOTAL	13,207,638,228.37	100.000
Robert M. Gates
Affirmative	12,356,402,798.10	93.555
Withheld	851,235,430.27	6.445
TOTAL	13,207,638,228.37	100.000
George H. Heilmeier
Affirmative	12,365,687,775.19	93.625
Withheld	841,950,453.18	6.375
TOTAL	13,207,638,228.37	100.000
Abigail P. Johnson
Affirmative	12,335,958,829.63	93.400
Withheld	871,679,398.74	6.600
TOTAL	13,207,638,228.37	100.000
Edward C. Johnson 3d
Affirmative	12,337,734,780.99	93.414
Withheld	869,903,447.38	6.586
TOTAL	13,207,638,228.37	100.000
* Denotes trust-wide proposals and voting results.
	# of Votes	% of Votes
Donald J. Kirk
Affirmative	12,360,750,886.49	93.588
Withheld	846,887,341.88	6.412
TOTAL	13,207,638,228.37	100.000
Marie L. Knowles
Affirmative	12,367,215,661.94	93.637
Withheld	840,422,566.43	6.363
TOTAL	13,207,638,228.37	100.000
Ned C. Lautenbach
Affirmative	12,369,405,974.85	93.653
Withheld	838,232,253.52	6.347
TOTAL	13,207,638,228.37	100.000
Marvin L. Mann
Affirmative	12,358,339,601.76	93.570
Withheld	849,298,626.61	6.430
TOTAL	13,207,638,228.37	100.000
William O. McCoy
Affirmative	12,358,409,929.20	93.570
Withheld	849,228,299.17	6.430
TOTAL	13,207,638,228.37	100.000
Robert L. Reynolds
Affirmative	12,369,327,462.49	93.653
Withheld	838,310,765.88	6.347
TOTAL	13,207,638,228.37	100.000
William S. Stavropoulos
Affirmative	12,365,850,786.06	93.627
Withheld	841,787,442.31	6.373
TOTAL	13,207,638,228.37	100.000
PROPOSAL 3
To amend the fundamental investment limitation concerning lending for each fund (except Pharmaceuticals Portfolio).
Air Transportation	# of Votes	% of Votes
Affirmative	19,708,013.12	77.627
Against	2,900,970.34	11.426
Abstain	1,288,675.40	5.076
Broker Non-Votes	1,490,578.96	5.871
TOTAL	25,388,237.82	100.000
Automotive
Affirmative	15,686,920.42	76.976
Against	2,472,016.56	12.130
Abstain	1,368,912.95	6.718
Broker Non-Votes	851,112.36	4.176
TOTAL	20,378,962.29	100.000
Banking
Affirmative	209,284,471.48	75.170
Against	41,800,244.73	15.014
Abstain	17,553,946.27	6.305
Broker Non-Votes	9,775,543.68	3.511
TOTAL	278,414,206.16	100.000
Biotechnology
Affirmative	855,740,471.61	72.355
Against	152,812,875.19	12.921
Abstain	63,548,527.05	5.373
Broker Non-Votes	110,593,782.00	9.351
TOTAL	1,182,695,655.85	100.000
Brokerage and Investment Management
Affirmative	209,987,919.16	74.751
Against	31,182,257.83	11.100
Abstain	11,205,001.40	3.989
Broker Non-Votes	28,542,461.38	10.160
TOTAL	280,917,639.77	100.000
Business Services and Outsourcing
Affirmative	18,336,427.91	76.070
Against	3,501,674.82	14.527
Abstain	1,350,563.63	5.603
Broker Non-Votes	916,076.04	3.800
TOTAL	24,104,742.40	100.000
Chemicals
Affirmative	21,017,424.99	72.932
Against	5,059,271.78	17.556
Abstain	2,473,779.36	8.584
Broker Non-Votes	267,440.44	.928
TOTAL	28,817,916.57	100.000
Computers
Affirmative	486,378,459.49	74.894
Against	79,989,926.42	12.317
Abstain	31,550,603.98	4.858
Broker Non-Votes	51,506,182.65	7.931
TOTAL	649,425,172.54	100.000
Construction and Housing
Affirmative	50,709,620.36	77.908
Against	7,420,073.85	11.400
Abstain	5,203,809.16	7.995
Broker Non-Votes	1,755,771.70	2.697
TOTAL	65,089,275.07	100.000
Consumer Industries
Affirmative	20,916,168.80	87.398
Against	1,478,679.97	6.179
Abstain	966,900.28	4.040
Broker Non-Votes	570,230.43	2.383
TOTAL	23,931,979.48	100.000
Cyclical Industries
Affirmative	31,399,163.09	87.042
Against	2,346,055.36	6.503
Abstain	1,937,132.45	5.371
Broker Non-Votes	390,934.50	1.084
TOTAL	36,073,285.40	100.000
Defense and Aerospace
Affirmative	158,422,752.61	72.254
Against	26,168,885.75	11.935
Abstain	12,622,989.01	5.758
Broker Non-Votes	22,041,106.56	10.053
TOTAL	219,255,733.93	100.000
Developing Communications
Affirmative	388,195,518.32	77.407
Against	60,836,034.91	12.130
Abstain	26,953,971.67	5.376
Broker Non-Votes	25,510,135.28	5.087
TOTAL	501,495,660.18	100.000
Electronics
Affirmative	1,868,956,174.24	72.134
Against	365,481,621.61	14.106
Abstain	131,637,452.35	5.081
Broker Non-Votes	224,868,750.15	8.679
TOTAL	2,590,943,998.35	100.000
Energy
Affirmative	147,523,451.47	78.716
Against	21,108,673.80	11.263
Abstain	8,920,239.88	4.760
Broker Non-Votes	9,859,649.80	5.261
TOTAL	187,412,014.95	100.000
Energy Service
Affirmative	185,592,573.43	73.670
Against	35,539,717.99	14.108
Abstain	11,568,998.39	4.592
Broker Non-Votes	19,222,172.48	7.630
TOTAL	251,923,462.29	100.000
Environmental
Affirmative	6,086,908.09	75.484
Against	928,011.39	11.509
Abstain	556,358.55	6.899
Broker Non-Votes	492,540.84	6.108
TOTAL	8,063,818.87	100.000
Financial Services
Affirmative	255,827,765.78	75.573
Against	40,545,451.70	11.977
Abstain	18,478,953.55	5.459
Broker Non-Votes	23,665,282.20	6.991
TOTAL	338,517,453.23	100.000
Food and Agriculture
Affirmative	41,919,685.18	72.038
Against	10,963,706.14	18.841
Abstain	3,941,521.76	6.773
Broker Non-Votes	1,366,235.42	2.348
TOTAL	58,191,148.50	100.000
Gold
Affirmative	338,920,550.36	72.263
Against	85,458,440.11	18.221
Abstain	25,525,254.84	5.442
Broker Non-Votes	19,109,003.76	4.074
TOTAL	469,013,249.07	100.000
Health Care
Affirmative	925,921,265.06	72.636
Against	183,028,030.41	14.358
Abstain	77,950,468.05	6.115
Broker Non-Votes	87,844,041.45	6.891
TOTAL	1,274,743,804.97	100.000
Home Finance
Affirmative	187,381,016.17	71.523
Against	32,705,041.39	12.484
Abstain	16,353,713.20	6.242
Broker Non-Votes	25,546,597.12	9.751
TOTAL	261,986,367.88	100.000
Industrial Equipment
Affirmative	48,711,461.34	82.316
Against	3,789,033.62	6.403
Abstain	1,969,719.22	3.328
Broker Non-Votes	4,706,466.15	7.953
TOTAL	59,176,680.33	100.000
Industrial Materials
Affirmative	69,257,710.70	77.073
Against	10,150,217.14	11.295
Abstain	4,668,249.54	5.196
Broker Non-Votes	5,783,823.24	6.436
TOTAL	89,860,000.62	100.000
Insurance
Affirmative	54,747,826.65	74.243
Against	10,556,273.51	14.316
Abstain	3,293,888.56	4.466
Broker Non-Votes	5,143,097.44	6.975
TOTAL	73,741,086.16	100.000
Leisure
Affirmative	101,800,501.74	76.343
Against	16,953,647.40	12.714
Abstain	6,278,646.51	4.709
Broker Non-Votes	8,312,947.50	6.234
TOTAL	133,345,743.15	100.000
Medical Delivery
Affirmative	95,555,202.19	75.768
Against	14,180,288.50	11.244
Abstain	10,578,527.15	8.388
Broker Non-Votes	5,801,883.70	4.600
TOTAL	126,115,901.54	100.000
Medical Equipment and Systems
Affirmative	256,072,823.88	77.792
Against	41,941,104.04	12.741
Abstain	15,777,636.73	4.793
Broker Non-Votes	15,386,712.40	4.674
TOTAL	329,178,277.05	100.000
Money Market
Affirmative	267,580,859.15	73.581
Against	53,632,078.60	14.748
Abstain	28,358,239.45	7.798
Broker Non-Votes	14,085,151.00	3.873
TOTAL	363,656,328.20	100.000
Multimedia
Affirmative	72,155,190.15	79.485
Against	10,618,345.74	11.697
Abstain	3,987,976.76	4.393
Broker Non-Votes	4,017,326.28	4.425
TOTAL	90,778,838.93	100.000
Natural Gas
Affirmative	126,439,451.65	76.684
Against	21,826,432.45	13.237
Abstain	8,545,764.22	5.183
Broker Non-Votes	8,072,812.69	4.896
TOTAL	164,884,461.01	100.000
Natural Resources
Affirmative	36,547,387.42	82.674
Against	4,797,828.25	10.853
Abstain	1,726,684.84	3.906
Broker Non-Votes	1,134,744.09	2.567
TOTAL	44,206,644.60	100.000
Networking and Infrastructure
Affirmative	92,649,107.17	80.805
Against	14,991,657.91	13.076
Abstain	5,389,047.29	4.699
Broker Non-Votes	1,628,609.20	1.420
TOTAL	114,658,421.57	100.000
Paper and Forest Products
Affirmative	10,260,098.79	72.683
Against	1,773,109.28	12.561
Abstain	1,302,282.46	9.225
Broker Non-Votes	780,718.08	5.531
TOTAL	14,116,208.61	100.000
Retailing
Affirmative	36,900,174.48	75.114
Against	6,826,106.97	13.895
Abstain	2,661,068.48	5.417
Broker Non-Votes	2,738,156.01	5.574
TOTAL	49,125,505.94	100.000
Software and Computer Services
Affirmative	404,486,758.02	75.583
Against	68,697,820.64	12.838
Abstain	26,043,018.55	4.866
Broker Non-Votes	35,924,835.02	6.713
TOTAL	535,152,432.23	100.000
Technology
Affirmative	1,237,184,775.28	75.642
Against	198,562,889.66	12.140
Abstain	89,812,897.48	5.491
Broker Non-Votes	110,026,497.64	6.727
TOTAL	1,635,587,060.06	100.000
Telecommunications
Affirmative	190,962,265.27	74.865
Against	31,920,906.72	12.514
Abstain	13,009,657.67	5.101
Broker Non-Votes	19,180,466.80	7.520
TOTAL	255,073,296.46	100.000
Transportation
Affirmative	21,315,523.93	78.221
Against	3,396,984.98	12.466
Abstain	1,482,863.36	5.442
Broker Non-Votes	1,054,743.20	3.871
TOTAL	27,250,115.47	100.000
Utilities Growth
Affirmative	100,643,727.75	75.325
Against	20,967,400.69	15.693
Abstain	8,575,208.07	6.418
Broker Non-Votes	3,425,691.26	2.564
TOTAL	133,612,027.77	100.000
Wireless
Affirmative	116,061,414.45	83.066
Against	14,474,794.26	10.360
Abstain	6,007,757.29	4.299
Broker Non-Votes	3,179,261.89	2.275
TOTAL	139,723,227.89	100.000